UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 12, 2008

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:		(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On June 12, 2008 (the “Closing Date”), Emerald Dairy Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company may sell, in one or more closings to occur on or prior to June 30, 2008 (each, a “Closing”), up to a maximum of (a) $3,000,000 of 8% promissory notes (the “Notes”) and (b) three-year warrants to purchase 300,000 shares of the Company’s common stock, at an exercise price of $2.61 per share (the “Warrants”) (the “Offering”).

As of the Closing Date, the Investor purchased, for a purchase price of $1,500,000 (the “Offering Proceeds”), (a) a Note in the principal amount of $1,500,000, and (b) Warrants to purchase 150,000 shares of the Company’s common stock (the “Purchased Warrants”) (collectively, the “Initial Placement”).

The Company plans to use the Offering Proceeds primarily for: (a) the construction of a new production facility, (b) expenses related to the Offering, and (c) general working capital purposes.

The Notes and Warrants have such characteristics as are further described in Item 3.02 below, which disclosure is incorporated herein by reference. A copy of the form of Note is annexed hereto as Exhibit 4.1 and is incorporated herein by reference. A copy of the form of Warrant is annexed hereto as Exhibit 4.2 and is incorporated herein by reference.

In connection with the Initial Placement, the Company has paid a placement agent (the “Placement Agent”) a commission of 6.5% of the Offering Proceeds. In addition, the Company has agreed to deliver to the Placement Agent 3% in warrants, which have the same terms and conditions as the Purchased Warrants.

The Company has granted the Investor and Placement Agent “piggyback” registration rights with respect to the shares underlying the warrants they received in connection with the Offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As of the Closing Date of the Initial Placement (defined in Item 1.01 above), the Company sold to one accredited investor, for a purchase price of $1,500,000, (a) a Note in the principal amount of $1,500,000, and (b) Warrants to purchase 150,000 shares of the Company’s common stock.

The maturity date of the Note is December 31, 2008. The Note will bear interest at a rate of 8% until it becomes due and payable. Any amount of principal or interest which is not paid when due will bear interest at a rate of 12%. The Company may prepay the entire amount due under the Note at any time without penalty, upon 15 days prior written notice. The holder has the right to be prepaid any amounts due under the Note from the proceeds of any future offering by the Company resulting in gross proceeds of $4,500,000 or more. So long as the Company has any obligation under the Note, there are limitations on its ability to: (a) pay dividends or make other distributions on its capital stock; (b) redeem, repurchase or otherwise acquire any of its securities; (c) create, incur or assume any liability for borrowed money; (d) sell, lease or otherwise dispose of any significant portion of its assets; (e) lend money, give credit or make advances; or (f) assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any other person or entity. It shall be deemed an “Event of Default” under the Note if: (a) the Company fails to pay principal or interest when due on the Note; (b) the Company breaches any material covenant or other material term or condition contained in the Note or Purchase Agreement, and such breach continues for a period of thirty (30) days after written notice thereof; (c) any representation or warranty of the Company made under the Note or the Purchase Agreement shall be false or misleading in any material respect; (d) the Company, or any subsidiary of the Company, shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee, or such a receiver or trustee shall otherwise be appointed; (e) a money judgment shall be entered against the Company, or any subsidiary of the Company, for more than $250,000, that remains in effect for a period of twenty (20) days; (f) bankruptcy, insolvency, reorganization or liquidation proceedings or other similar proceedings shall be instituted by or against the Company, or any subsidiary of the Company, which are not dismissed within sixty (60) days; or (g) the Company fails to maintain the listing of its common stock on at least one of the OTCBB, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange. Upon the occurrence of any Event of Default, unless such Event of Default shall have been waived in writing by the holder, the holder may consider the Note immediately due and payable, without presentment, demand, protest or notice of any kind, and the holder may immediately enforce any and all of its rights and remedies provided in the Note or any other right or remedy afforded by law.

The Warrants represent the right to purchase an aggregate of 150,000 shares of the Company’s common stock, at an exercise price of $2.61 per share. The Warrants will expire three years after the date of issuance. The Warrants may be exercised for cash only. The number of shares of the Company’s common stock deliverable upon exercise of the Warrants will be subject to adjustment for, among other things, subdivision or consolidation of shares, and certain other standard dilutive events. The holder will not be entitled to exercise a number of Warrants in excess of the number of Warrants upon exercise of which would result in beneficial ownership by the holder and its affiliates of more than 9.9% of the outstanding shares of the Company’s common stock, unless this provision is waived by written agreement between the holder and the Company not less than sixty-one (61) days from the date of such waiver.

The Company believes that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Form of Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)
Date: June 18, 2008	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President